Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2011 FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (January 24, 2012) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces annual and fourth quarter 2011 financial results. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Fourth Quarter and Annual 2011 Highlights:

	Q4	Annual
Net income (000’s)	$693	$4,322
Diluted EPS	$0.21	$1.31
Net Interest Margin	4.47%	4.40%
Allowance for loan losses to total loans		2.13%
Total equity to assets		10.23%

John R. Milleson, President and CEO, stated, “Commitment to solid banking practices has again resulted in a profitable year for Eagle Financial Services, Inc. We are proud to announce a 51.3% decrease in non-performing assets, a nearly 20.0% increase in net income and an 18.0% increase in earnings per basic share. The Company’s capital strength permitted us to fulfill our first market expansion in 19 years. In April 2011 the Company opened a retail bank branch in Round Hill, VA. This expansion established a presence for EFSI in Loudoun County, VA, an area we have identified as a growth market for the Company. We believe our solid banking practices will continue to serve us well in 2012 as we develop in this new market and explore additional growth opportunities that may present themselves.”

Net Income

Net income for the quarter ended December 31, 2011 was $693,000, reflecting an increase of 50.0% from the quarter ended December 31, 2010. Net income was $4.3 million for the year ended December 31, 2011 which represented an increase of 19.9% when compared to net income for the same period in 2010. These increases resulted mostly from reduced interest costs and loan loss provisions.

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended December 31, 2011 was $5.9 million, which represented an increase of 2.3% when compared to $5.7 million for the same period in 2010. Net interest income for the year ended December 31, 2011 was $22.8 million which represented an increase of 2.3% when compared to $22.3 million in 2010. This increase in net interest income resulted mostly from the decline in the Company’s funding costs.

Total loan interest income was $5.8 million for the quarter ended December 31, 2011, reflecting a decrease of $137,000 from the quarter ended December 31, 2010. Total loan interest income was $23.0 million for the year ended December 31, 2011, reflecting a decrease of $500,000 from the year ended December 31, 2010. Average loans for the quarter ended December 31, 2011 were $409.1 million compared to $411.1 million for the same period in 2010. Average loans for the year ended December 31, 2011 were $405.8 million compared to $407.7 million for the same period in 2010. The tax equivalent yield on average loans for the quarter ended December 31, 2011 was 5.69%, down 11 basis points from the same time period in 2010. The tax equivalent yield on average loans for the year ended December 31, 2011 was 5.70%, down 10 basis points from the same time period in 2010. Interest income from the investment portfolio was $1.1 million for the quarters ended December 31, 2011 and 2010. Interest income from the investment portfolio was $4.5 million for the year ended December 31, 2011 and $4.2 million for the same period in 2010.

Total interest expense was $1.1 million for the three months ended December 31, 2011 and $1.3 million for three months ended December 31, 2010. Total interest expense for the year ended December 31, 2011 was $4.8 million, representing a decrease of $725,000 or 13.1% from the year ended December 31, 2010. The average cost of interest bearing liabilities decreased 24 basis points when comparing the quarter ended December 31, 2011 to the same time period in 2010. The average cost of interest bearing liabilities decreased 19 basis points when comparing the year ended December 31, 2011 to the same time period in 2010. The average balance of interest bearing liabilities remained relatively unchanged from the quarter ended December 31, 2010 to the same period in 2011. The average balance of interest bearing liabilities increased $4.1 million from the year ended December 31, 2010 to the same period in 2011.

The net interest margin was 4.47% for the quarter ended December 31, 2011. When compared to the quarter ended December 31, 2010, the net interest margin increased six basis points. The net interest margin was 4.40% for the year ended December 31, 2011. When compared to the year ended December 31, 2010, the net interest margin increased two basis points. This increase was attributable to the decreased cost of interest bearing liabilities.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Asset Quality and Provision for Loan Losses

Provisions for loan losses were $900,000 for the three months ended December 31, 2011, compared to $2.2 million for the quarter ended December 31, 2010. Provisions for loan losses were $3.8 million for the year ended December 31, 2011, compared to $6.3 million for the year ended December 31, 2010. The ratio of allowance for loan losses to total loans was 2.13% at December 31, 2011 and 1.74% at December 31, 2010. The ratio of allowance for loan losses to total nonaccrual loans was 357.00% at December 31, 2011 and 84.89% at December 31, 2010. The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The decreased provision for the quarter and the year resulted from the overall improvement in credit quality including lesser amounts of loan charge offs and levels of past due and nonperforming loans. The increase in the ratio of the allowance for loan losses to total loans was driven mostly by the increase in required specific allocations related to impaired loans. At December 31, 2011, impaired loans totaled $19.9 million and had related specific allocations of $4.2 million. At December 31, 2010, impaired loans totaled $20.2 million and had related specific allocations of $2.7 million.

Nonperforming assets decreased from $10.2 million or 1.83% of total assets at December 31, 2010 to $5.0 million or 0.87% of total assets at December 31, 2011. This decrease resulted mostly from the decline in nonaccrual loans. Several of the nonaccrual loans had been charged off, moved to other real estate owned and subsequently sold during 2011 while some others returned to an accruing status. During the fourth quarter of 2011, the Bank placed five loans totaling $421,000 on nonaccrual status. Four of these loans are secured by real estate. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans.

Three real estate assets valued at $355,000 were foreclosed upon during the fourth quarter of 2011 while four sales of foreclosed property valued at $1.4 million were realized during the same period. Loans greater than 90 days past due and still accruing increased from $10,000 at December 31, 2010 to $94,000 at December 31, 2011.

The Company realized $48,000 in net charge-offs for the quarter ended December 31, 2011 versus $2.9 million for the same period in 2010. The Company realized $2.1 million in net charge-offs for the year ended December 31, 2011 versus $5.2 for the same period in 2010. The majority of the 2011 net charge offs related to one large construction-development loan and several residential real estate loans. The Company continues to operate a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary concern of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

Non-Interest Income and Non-Interest Expense

Noninterest income was $1.3 million for the quarters ended December 31, 2011 and 2010. Noninterest income was $5.6 million for the year ended December 31, 2011 and $5.5 million for the same period in 2010. Noninterest expense was $5.4 million for the quarter ended December 31, 2011 and $4.4 million for the quarter ended December 31, 2010. Noninterest expense was $18.9 million and $16.8 million for the years ended December 31, 2011 and 2010, respectively. Much of the increase in noninterest expense related to the termination of the Company’s defined benefit plan. During the fourth quarter of 2011, a net loss of $589,000 was realized on the distribution of the plan’s assets. An additional $140,000 in expense was incurred for the purchase of employee retirement annuities. Further increases in the noninterest expense components of salaries and employee benefits, other real estate owned expense and other outside service fees were also experienced. Along with annual salary increases, additional staff had been hired during the latter part of 2010 and early 2011 for the April 2011 opening of the Company’s newest branch in Loudoun County, VA which increased the Company’s salary and benefit expenses by approximately $230,000. Higher levels of other real estate owned held during the year negatively impacted the level of other real estate owned expenses incurred by $140,000. Other outside service fees were affected by the increased review frequency of the Company’s loan portfolio by an outside firm and the expense of placement fees related to brokered certificates of deposits that were called during the first and fourth quarters of 2011. Together, those two matters increased other outside service fees by $221,000 in 2011. Other increases related to the general growth of the Company were experienced in the software, stationary and supplies, ATM network fees, telephone and bank franchise tax expense categories. In efforts to improve efficiency, the Company continues to diligently manage and monitor its operating expenses.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2011 were $568.0 million, which represented an increase of $9.2 million or 1.6% from total assets of $558.8 million at December 31, 2010. Total loans increased $2.0 million from $408.4 million at December 31, 2010 to $410.4 million at December 31, 2011. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $19.2 million to $448.5 million at December 31, 2011 from $429.3 million at December 31, 2010. The Company held $9.9 million in brokered deposits at December 31, 2011. At December 31, 2010 brokered deposits were $19.9 million.

Securities sold under agreement to repurchase were $10.0 million at December 31, 2011 and $14.4 million at December 31, 2010. Borrowings with the Federal Home Loan Bank of Atlanta were $42.3 million at December 31, 2011 and $52.3 million at December 31, 2010.

Equity

Shareholders’ equity was $58.1 million at December 31, 2011 and $53.8 million at December 31, 2010. The book value of the Company at December 31, 2011 was $17.67 per common share. Total common shares outstanding were 3,300,692 at December 31, 2011. During the fourth quarter of 2011, the Company purchased 15,663 shares of its Common Stock under its stock repurchase program at an average price of $17.28. On January 18, 2012, the board of directors declared a $0.18 per common share cash dividend for shareholders of record as of January 27, 2012 and payable on February 14, 2012.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	4Q11	3Q11	2Q11	1Q11	4Q10

Net Income (dollars in thousands)	$693	$1,139	$1,323	$1,167	$462
Earnings per share, basic	$0.21	$0.34	$0.40	$0.36	$0.14
Earnings per share, diluted	$0.21	$0.34	$0.40	$0.36	$0.14

Return on average total assets	0.48%	0.78%	0.92%	0.84%	0.33%
Return on average total equity	4.76%	7.91%	9.58%	8.79%	3.36%
Dividend payout ratio	85.71%	52.94%	45.00%	50.00%	128.57%
Fee revenue as a percent of total revenue	18.53%	20.43%	20.65%	20.48%	20.22%

Net interest margin(1)	4.47%	4.34%	4.32%	4.39%	4.41%
Yield on average earning assets	5.28%	5.21%	5.26%	5.35%	5.41%
Yield on average interest-bearing liabilities	1.07%	1.15%	1.22%	1.26%	1.31%
Net interest spread	4.2%	4.06%	4.03%	4.09%	4.10%
Tax equivalent adjustment to net interest income (dollars in thousands)	$214	$214	$202	$193	$202

Non-interest income to average assets	0.88%	0.96%	1.08%	1.01%	0.90%
Non-interest expense to average assets	3.73%	3.13%	3.10%	3.25%	3.07%

Efficiency ratio(2)	72.60%	61.33%	60.70%	62.40%	59.10%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	4Q11	3Q11	2Q11	1Q11	4Q10
BALANCE SHEET RATIOS
Loans to deposits	91.52%	90.34%	89.44%	91.67%	95.26%
Average interest-earning assets to average-interest bearing liabilities	132.72%	132.26%	130.75%	130.62%	131.31%
PER SHARE DATA
Dividends	$0.18	$0.18	$0.18	$0.18	$0.18
Book value	$17.67	$17.61	$17.23	$16.76	$16.50
Tangible book value	$17.67	$17.61	$17.23	$16.76	$16.50
SHARE PRICE DATA
Closing price	$16.81	$16.10	$17.95	$16.22	$16.50
Diluted earnings multiple(1)	20.01	11.84	11.22	11.26	29.46
Book value multiple(2)	0.95	0.91	1.04	0.97	1.00
COMMON STOCK DATA
Outstanding shares at end of period	3,300,692	3,306,853	3,297,098	3,279,940	3,262,249
Weighted average shares outstanding	3,305,189	3,302,082	3,286,551	3,274,898	3,243,292
Weighted average shares outstanding, diluted	3,312,290	3,311,472	3,294,331	3,281,586	3,250,868
CAPITAL RATIOS
Total equity to total assets	10.23%	10.14%	9.70%	9.57%	9.64%
CREDIT QUALITY
Net charge-offs to average loans	0.01%	0.25%	0.09%	0.18%	0.70%
Total non-performing loans to total loans	0.62%	0.69%	1.21%	1.48%	2.05%
Total non-performing assets to total assets	0.87%	1.10%	1.47%	1.52%	1.83%
Non-accrual loans to:
total loans	0.60%	0.65%	1.09%	1.48%	2.05%
total assets	0.43%	0.46%	0.75%	1.04%	1.50%
Allowance for loan losses to:
total loans	2.13%	1.94%	1.95%	1.80%	1.74%
non-performing assets	176.06%	125.47%	91.58%	83.96%	69.77%
non-accrual loans	357.00%	299.47%	178.57%	121.97%	84.89%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$94	$165	$492	$4	$10
Non-accrual loans	2,449	2,635	4,387	5,966	8,377
Other real estate owned and repossessed assets	2,423	3,489	3,675	2,697	1,805
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$327	$1,110	$684	$834	$3,045
(Recoveries)	(279)	(117)	(341)	(100)	(149)
Net charge-offs (recoveries)	48	993	343	734	2,896
PROVISION FOR LOAN LOSSES (dollars in thousands)	$900	$1,050	$900	$900	$2,175
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$7,891	$7,834	$7,277	$7,111	$7,832
Provision	900	1,050	900	900	2,175
Net charge-offs (recoveries)	48	993	343	734	2,896
Balance at the end of period	$8,743	$7,891	$7,834	$7,277	$7,111

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 12/31/2011	Unaudited 9/30/2011	Unaudited 6/30/2011	Unaudited 3/31/2011	Audited 12/31/2010

Assets
Cash and due from banks	$21,941	$18,839	$39,769	$30,769	$13,970
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	117,655	123,699	116,783	113,360	113,776
Loans, net of allowance for loan losses	401,681	398,649	394,640	396,631	401,338
Bank premises and equipment, net	15,200	15,728	15,772	15,826	15,712
Other assets	11,546	14,421	15,407	14,752	14,044

Total assets	$568,023	$571,336	$582,371	$571,338	$558,840

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$107,238	$104,153	$104,786	$103,568	$98,256
Savings and interest bearing demand deposits	210,158	194,035	193,729	183,660	184,548
Time deposits	131,070	151,819	151,459	153,390	146,492

Total deposits	$448,466	$450,007	$449,974	$440,618	$429,296
Federal funds purchased and securities sold under agreements to repurchase	10,000	10,000	13,240	14,050	14,395
Federal Home Loan Bank advances	42,250	42,250	52,250	52,250	52,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,000	3,939	3,201	2,507	1,853
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$509,933	$513,413	$525,882	$516,642	$505,011

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,217	8,224	8,199	8,159	8,124
Surplus	9,568	9,628	9,434	9,208	9,076
Retained earnings	37,374	37,276	36,730	35,997	35,419
Accumulated other comprehensive income	2,931	2,795	2,126	1,332	1,210

Total shareholders’ equity	$58,090	$57,923	$56,489	$54,696	$53,829

Total liabilities and shareholders’ equity	$568,023	$571,336	$582,371	$571,338	$558,840

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Interest and Dividend Income
Interest and fees on loans	$5,837	$5,974	$23,029	$23,529
Interest on federal funds sold	—	—	—	2
Interest and dividends on securities available for sale:
Taxable interest income	640	520	2,695	2,489
Interest income exempt from federal income taxes	367	330	1,397	1,302
Dividends	99	227	413	446
Interest on deposits in banks	6	11	37	21

Total interest and dividend income	$6,949	$7,062	$27,571	$27,789

Interest Expense
Interest on deposits	$548	$693	$2,439	$2,983
Interest on federal funds purchased and securities sold under agreements to repurchase	89	96	364	387
Interest on Federal Home Loan Bank advances	374	468	1,685	1,844
Interest on trust preferred capital notes	80	80	317	316

Total interest expense	$1,091	$1,337	$4,805	$5,530

Net interest income	$5,858	$5,725	$22,766	$22,259
Provision For Loan Losses	900	2,175	3,750	6,325

Net interest income after provision for loan losses	$4,958	$3,550	$19,016	$15,934

Noninterest Income
Income from fiduciary activities	$209	$207	$907	$917
Service charges on deposit accounts	395	423	1,586	1,784
Other service charges and fees	717	786	3,190	2,993
(Loss) Gain on the sale of bank premises and equipment	77	(83)	76	(83)
(Loss) on the sale of repossessed assets	(105)	(92)	(360)	(338)
(Loss) on sales of AFS securities	(88)	—	67	98
Other operating income	39	36	119	128

Total noninterest income	$1,244	$1,277	$5,585	$5,499

Noninterest Expenses
Salaries and employee benefits	$3,021	$2,396	$10,609	$9,263
Occupancy expenses	278	309	1,155	1,142
Equipment expenses	169	156	676	625
Advertising and marketing expenses	92	97	500	435
Stationery and supplies	71	65	292	246
ATM network fees	169	145	546	442
FDIC assessment	166	181	712	852
Other operating expenses	1,430	1,007	4,418	3,804

Total noninterest expenses	$5,396	$4,356	$18,908	$16,809

Income before income taxes	$806	$471	$5,693	$4,624
Income Tax Expense	113	9	1,371	1,019

Net income	$693	$462	$4,322	$3,605

Earnings Per Share
Net income per common share, basic	$0.21	$0.14	$1.31	$1.11

Net income per common share, diluted	$0.21	$0.14	$1.31	$1.11

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	December 31, 2011			December 31, 2010
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$79,430	$2,928	3.69%	$78,233	$2,964	3.79%
Tax-Exempt (1)	41,151	2,209	5.37%	35,502	1,984	5.59%

Total Securities	$120,581	$5,137	4.26%	$113,735	$4,948	4.35%
Loans:
Taxable	$401,992	$22,964	5.71%	$394,409	$23,455	5.95%
Non-accrual	2,721	—	0.00%	11,375	—	0.00%
Tax-Exempt (1)	4,375	295	6.74%	5,286	373	7.05%

Total Loans	$409,088	$23,259	5.69%	$411,070	$23,828	5.80%
Federal funds sold	21	—	0.00%	64	—	0.00%
Interest-bearing deposits in other banks	11,613	24	0.21%	7,933	44	0.55%

Total earning assets	$538,582	$28,420	5.28%	$532,802	$28,820	5.41%
Allowance for loan losses	(8,238)			(7,777)
Total non-earning assets	43,721			37,050

Total assets	$574,065			$562,075

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$73,681	$136	0.18%	$69,649	$210	0.30%
Money market accounts	82,925	297	0.36%	71,187	372	0.52%
Savings accounts	47,604	55	0.12%	41,962	53	0.13%
Time deposits:
$100,000 and more	57,746	531	0.92%	61,433	697	1.13%
Less than $100,000	85,367	1,157	1.36%	86,607	1,418	1.64%

Total interest-bearing deposits	$346,323	$2,176	0.63%	$330,838	$2,750	0.83%
Federal funds purchased and securities sold under agreements to repurchase	10,010	355	3.55%	15,447	385	2.49%
Federal Home Loan Bank advances	42,250	1,486	3.52%	52,250	1,856	3.55%
Trust preferred capital notes	7,217	317	4.40%	7,217	317	4.40%

Total interest-bearing liabilities	$405,800	$4,334	1.07%	$405,752	$5,308	1.31%

Noninterest-bearing liabilities:
Demand deposits	106,369			98,720
Other Liabilities	4,163			3,430

Total liabilities	$516,332			$507,451
Shareholders’ equity	57,733			54,624

Total liabilities and shareholders’ equity	$574,065			$562,075

Net interest income		$24,086			$23,512

Net interest spread			4.21%			4.10%
Interest expense as a percent of average earning assets			0.80%			1.00%
Net interest margin			4.47%			4.41%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Year Ended December 31,
	2011			2010
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$80,146	$3,108	3.88%	$72,029	$2,935	4.07%
Tax-Exempt (1)	38,285	2,117	5.53%	34,612	1,973	5.70%

Total Securities	$118,431	$5,225	4.41%	$106,641	$4,908	4.60%
Loans:
Taxable	396,430	22,826	5.76%	393,791	23,269	5.91%
Non-accrual	4,735	—	0.00%	8,352	0	0.00%
Tax-Exempt (1)	4,657	307	6.59%	5,600	394	7.04%

Total Loans	$405,822	$23,133	5.70%	$407,743	$23,663	5.80%
Federal funds sold	5	—	0.00%	1,326	2	0.00%
Interest-bearing deposits in other banks	17,219	38	2.20%	11,054	21	0.19%

Total earning assets	$536,742	$28,396	5.29%	$526,764	$28,594	5.43%

Allowance for loan losses	(7,687)			(6,638)
Total non-earning assets	42,488			33,673

Total assets	$541,543			$553,799

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$65,410	$168	0.26%	$69,154	$274	0.40%
Money market accounts	73,879	336	0.45%	66,819	407	0.61%
Savings accounts	47,852	56	0.12%	40,570	69	0.17%
Time deposits:
$100,000 and more	63,215	618	0.98%	59,944	740	1.18%
Less than $100,000	89,987	1,261	1.40%	87,940	1,523	1.73%

Total interest-bearing deposits	$340,343	$2,439	0.72%	$324,427	$2,983	0.92%
Federal funds purchased and securities sold under agreements to repurchase	15,742	364	2.31%	15,473	387	2.50%
Federal Home Loan Bank advances	44,214	1,685	3.81%	56,277	1,844	3.28%
Trust preferred capital notes	7,217	317	4.40%	7,217	316	4.38%

Total interest-bearing liabilities	$407,516	$4,805	1.18%	$403,394	$5,530	1.37%

Noninterest-bearing liabilities:
Demand deposits	104,041			93,583
Other Liabilities	4,048			3,114

Total liabilities	$515,605			$500,091
Shareholders’ equity	55,938			53,708

Total liabilities and shareholders’ equity	$571,543			$553,799

Net interest income		$23,590			$23,064

Net interest spread			4.11%			4.06%
Interest expense as a percent of average earning assets			0.90%			1.05%
Net interest margin			4.40%			4.38%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010

GAAP Financial Measurements:
Interest Income - Loans	$5,837	$5,750	$5,711	$5,731	$5,974
Interest Income - Securities and Other Interest-Earnings Assets	1,112	1,170	1,153	1,108	1,088
Interest Expense - Deposits	548	595	635	661	693
Interest Expense - Other Borrowings	544	593	623	606	644

Total Net Interest Income	$5,857	$5,732	$5,606	$5,572	$5,725

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$25	$25	$29	$25	$32
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	189	189	173	168	170

Total Tax Benefit on Tax-Exempt Interest Income	$214	$214	$202	$193	$202

Tax-Equivalent Net Interest Income	$6,071	$5,946	$5,808	$5,765	$5,927